UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2014

CULLEN AGRICULTURAL HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1193 Seven Oaks Rd., Waynesboro, GA	30830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 3.02 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On December 5, 2014, Cullen Agricultural Holding Corp. (the “Company”) sold an aggregate of 2,150,000 shares of the Company’s common stock (the “Shares”) for $430,000, or $0.20 per share, in a private placement to Bass Properties, LLC (the “Investor”), pursuant to a subscription agreement of the same date.

The Shares were sold to the Investor in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on the fact that the sale was made without any general solicitation or advertising and the Investor’s representations that (a) it was an accredited investor, (b) it was purchasing the Shares for its own account investment, and not with a view to distribution, (c) it had been given access to full and complete information regarding the Company, and (d) it understood that the Shares had not been registered and may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. Furthermore, the certificate for the Shares will bear a legend reflecting such restrictions.

The foregoing description of the subscription agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the subscription agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Form of Subscription Agreement

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul N. Vassilakos
Paul N. Vassilakos
Chief Executive Officer

2

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Subscription Agreement